UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):

February 20, 2007 (February 13, 2007)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On February 13, 2007 the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of JDS Uniphase Corporation (the “Company”) approved and adopted an Executive Change of Control Severance Plan (the “Change of Control Plan”), which provides certain severance and other benefits to eligible executives whose employment is terminated as a result of or following a change of control of the Company. The Change of Control Plan supersedes and replaces any prior policies and practices applicable to the eligible executives relating to severance or vesting acceleration upon a change of control of the Company, however the Change of Control Plan is subordinate to, and does not supersede, any individual written agreement with an eligible executive that provides for severance and/or change of control benefits and that is in existence at the time of adoption of the Change of Control Plan. Instead, any benefits payable or receivable by an eligible executive under the Change of Control Plan will automatically be reduced by the amount of the benefits payable or receivable under any such individual written agreement.

All United States employees of the Company and its subsidiaries at the level of Senior Vice President who report directly to the Chief Executive Officer are eligible to participate in the Change of Control Plan, and this group includes all of the Company’s Named Executive Officers.

The Change of Control Plan provides that in the event of a qualifying termination, each of the eligible executives will be entitled to receive (i) one year of accelerated vesting of unvested stock options and other securities or similar incentives held at the time of termination, (ii) a lump sum payment equal to six months base salary (less applicable tax and other withholdings) and (iii) reimbursement of COBRA premiums for up to one year. A qualifying termination under the Change of Control Plan is any involuntary termination without cause, any voluntary termination for good reason, or any termination due to disability or death, in each case occurring upon or within six months following a change of control of the Company, as such terms are defined in the Change of Control Plan.

The foregoing is a summary description of the material terms of the Change of Control Plan and is qualified in its entirety by the text of the Change of Control Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.19 and incorporated herein by reference.

On February 13, 2007 the Committee also set the annual base salary for Mr. David Vellequette, Executive Vice President and Chief Financial Officer, who was a named executive officer of the Company for the Company’s fiscal year ending June 30, 2006 (“FY 2006”), at $360,000.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.19	JDS Uniphase Corporation Executive Change of Control Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

	By:	/s/ Christopher S. Dewees
Christopher S. Dewees
Senior Vice President, Corporate Marketing and Development and Chief Legal Officer

February 20, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.19	JDS Uniphase Corporation Executive Change of Control Severance Plan.